UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

(Amendment No. __)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2015

Tarsier Ltd.
(Exact name of registrant as specified in its charter)

Delaware	0-54205	20-2188353
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Park Avenue South 30th Floor New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 478-2676

Huayue Electronics, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 4, 2015, Huayue Electronics, Inc. (the “Company”) filed a Certificate of Amendment (the “Amendment”) to its Certificate of Incorporation with the Secretary of State of the State of Delaware to (i) change the Company’s name from “Huayue Electronics, Inc.” to “Tarsier Ltd.” (the “Name Change”), (ii) increase the number of authorized shares of the Company’s common stock from 60,000,000 shares to 150,000,000 shares, and (iii) increased the number of authorized shares of the Company’s preferred stock from 1,000,000 shares to 10,000,000 shares. The Amendment became effective immediately upon filing on December 4, 2015.

On December 3, 2015, the Company filed notification of the Name Change (the “Notification”) with the Financial Industry Regulatory Authority (“FINRA”). In the Notification, the Company requested FINRA to authorize a new trading symbol for the Company’s common stock. On December 9, 2015, the Company received notice from FINRA that the Company’s name change application has been approved, and that the Company’s common stock will trade under its new name and under the new trading symbol “TAER” effective December 11, 2015.

A copy of the Amendment is attached to this Report as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Huayue Electronics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARSIER LTD.

Date: December 9, 2015	By:	/s/ Isaac H. Sutton
Isaac H. Sutton Chief Executive Officer

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